EXHIBIT 1

                             Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of BarPoint.com, Inc. and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 27th day of February, 2004.


                                    /s/ Paul Robinson, Jr.
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                                        Signature  Paul Robinson, Jr.



                                    /s/ Robert A. Scellato
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                                        Signature  Robert A. Scellato




                                    /s/ Stephen Avalone
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                                        Signature  Stephen Avalone




                                    /s/ G.P. Michael Freeman
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                                        Signature  G.P. Michael Freeman